Exhibit 10.1.7

BEFORE THE STATE CORPORATION COMMISSION
OF THE STATE OF KANSAS

In the Matter of the Joint Application of Great Plains Energy Incorporated, Kansas City Power & Light Company and Aquila, Inc. for approval of the Acquisition of Aquila, Inc. by Great Plains Energy Incorporated
) ) ) ) )	Docket No. 07-KCPE-1064-ACQ

Joint Motion and Settlement Agreement

On February 26, 2008, Great Plains Energy Incorporated ("GPE"), Kansas City Power & Light Company (“KCPL”), the Kansas Corporation Commission Staff (“Staff”), the Citizens’ Utility Ratepayers Board (“CURB”), Aquila, Inc. d/b/a Aquila Networks ("Aquila"), Black Hills Corporation ("BHC"), and Black Hills/Kansas Gas Utility Company, LLC ("BH Kansas Gas"), (individually "Party," or collectively, the "Parties") hereby agree to the following terms and conditions of this Settlement Agreement ("Agreement").
Article I
Introduction

On April 4, 2007, GPE, KCPL and Aquila filed with the Kansas Corporation Commission ("Commission") a Joint Application for an Order approving the acquisition of Aquila by GPE.  The Joint Application was made pursuant to the terms of GPE/KCPL’s Stipulation and Agreement in Docket No. 01-KCPE-708-MIS, and pursuant to Aquila’s Stipulation and Agreement in Docket No. 02-UTCG-701-GIG.  The proposed acquisition relates to an Asset Purchase Agreement ("APA") dated February 6, 2007, by and among Aquila, BHC, GPE, and Gregory Acquisition Corp, under which GPE will effectively acquire Aquila’s Missouri electric and steam operations and its merchant services operations (“GPE Transaction “), and BHC will acquire Aquila's natural gas utility assets in Kansas

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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and Aquila's natural gas utility assets in Iowa, Nebraska, and Colorado and Aquila's electric utility assets in Colorado (“BHC Transaction”).
Also on April 4, 2007, BHC and Aquila filed an application in a separate docket seeking approval of the BHC Transaction (Docket No. 07-BHCG-1063-ACQ (“1063 Docket”)).  Although the two transactions are separate, each is contingent upon the successful completion of the other.  Therefore, on November 1, 2007, the Commission issued an order consolidating the dockets for further proceeding.
On January 31, 2008, the parties to the 1063 Docket filed for approval of the Commission a unanimous Joint Motion and Settlement Agreement, upon which a hearing was held on February 12, 2008, and the matter was submitted to the Commission for determination.
Article II
Purpose

This Agreement has been prepared and executed by the Parties for the sole purpose of resolving all of the issues in 07-KCPE-1064-ACQ (“1064 Docket”).  The Parties understand and agree that the proposals, positions, modifications, and adjustments made or reflected in this Agreement, whether express or implied, are made or obtained only through the spirit of compromise and are made subject to Article VI below.
In addition, this Agreement has been negotiated in light of the terms and conditions presently in effect for GPE and KCPL under KCPL’s Comprehensive Energy Plan (“CEP”) and five-year Regulatory Plan established by the Commission in Docket No. 04-KCPE-1025-GIE (“1025 Docket”).  It is the intent of the Parties that this Agreement shall not have an impact on, or change any of the terms of, the Stipulation and Agreement and Order in the 1025 Docket.

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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Article III
Terms of the Settlement Agreement

The Parties agree that the requests included in the Joint Application, as modified by the terms set forth below, can be found by the Commission to be consistent with public interest, and accordingly recommend that the Commission so find and that the agreement be approved.  The requests included in the Joint Application are modified as follows:
1.           Quality of Service Performance Metrics:
KCPL will adopt and comply with the performance metrics and other provisions set forth in Attachment 1 and Attachment 2 to this Agreement.  In the event that the Commission orders standards for Kansas utilities as a result of Docket No. 02-GIME-365-GIE or any other docket, KCPL shall be released from compliance with the performance metrics hereunder for the aspects of service addressed by the standards established by subsequent Commission order at the point such Commission-ordered standards are effective.  Attachment 3 to this agreement is a quarterly quality of service reporting form.
2.           Transition Cost Recovery:
KCPL will be allowed to recover transition costs of $10 million through a five-year amortization ($2 million per year), beginning with rates effective as a result of KCPL’s Rate Case #4, as set forth in the 1025 Docket, currently scheduled to be filed in 2009.  Transition costs are the costs incurred to integrate and centralize Aquila’s and GPE’s and/or KCPL’s operational functions, such as but not limited to information technologies and customer service functions.  The Parties agree that the Commission should authorize KCPL to establish a regulatory asset for the transition costs in the

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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amount of $10 million (which represents the Kansas jurisdictional amount).  The Parties further agree that KCPL should be authorized to amortize this regulatory asset over five (5) years commencing with the first day on which rates resulting from KCPL’s Rate Case #4 are effective.  The deferred expenses will not receive any rate base treatment in future rate cases.  There will be no recovery of any acquisition premium or transaction costs.
3.           Other Rate Case Issues:
a.
KCPL’s 2008 rate case (Rate Case #3 as set forth in the 1025 Docket) will not include any effects associated with the Aquila transaction.  KCPL will file a KCPL stand-alone case.  There will be no allocation factor changes reflecting the merger transaction.

b.
In no event shall expense relating to the acquisition premium, transaction costs, or unrecovered transition costs be recoverable in the future rates of KCPL’s Kansas electric service customers.  Nor shall any unamortized amounts be included in rate base for Kansas rate making purposes.  KCPL shall track transition costs separately and remove transition costs from any future rate filing since the amortized amount referenced in Section III(2) above is agreed to be adequate and reasonable  recovery of all such transition costs.

c.	The Parties agree to accept the following conditions, as set forth in the Direct Testimony of Adam Gatewood, filed in the 1064 Docket on December 18, 2007, as amended on January 18, 2008:
1)	Aquila will be held in a separate subsidiary of GPE until and unless Commission approval is granted to change this structure.

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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2)	KCPL will not include costs associated with any of Aquila’s liabilities in its Kansas revenue requirement;
3)	KCPL will not include any costs from this transaction in its Kansas revenue requirement or contribution in aid of construction calculations except as set forth in Section III(2) above;
4)	KCPL will not include an annual adder to cost of service to reflect any sharing of synergies; and
5)
In the event Staff or CURB determine the conditions agreed to in Kansas are less favorable for KCPL ratepayers in Kansas than for KCPL ratepayers in Missouri based on the outcome of Missouri Case No. EM-2007-0374, or the outcome of any future docket relating to the same subject matter in the event the application in Case No. EM-2007-0374 is amended and refiled (“Missouri Order”), Staff and CURB reserve the right to seek Commission approval to modify any provision contained in this agreement.  No Party shall contest the legal or equitable right of Staff or CURB to seek Commission approval to modify any term of this agreement, although the Parties shall have the opportunity to address the merits of any proposed change.  Application for and comments on any proposed changes shall be filed within 10 days of the issuance of the Missouri Order.

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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Article IV
Joint Motion

The Parties hereby jointly move the Commission, pursuant to K.A.R. 82-1-230a, to issue an order finding that this Agreement is reasonable in light of the record as a whole, consistent with law, and in the public interest, and accordingly approving the Agreement.
Article V
Condition Precedent

This Agreement shall not become effective unless and until the Commission enters an order approving the Agreement in its entirety, without condition or modification and until the Commission enters an order approving a settlement agreement or a ruling on the merits of the issues in the 1063 Docket.
Article VI
Privilege and Limitation

This Agreement is made pursuant to K.A.R. 82-1-230a, and shall become binding upon the Parties upon its execution; provided, however, that if this Agreement does not become effective in accordance with Article V above, it shall be null, void, and privileged.  This Agreement is intended to relate only to the specific matters referred to herein.  No Party waives any claim or right which it may otherwise have with respect to any matter not expressly provided for herein.  No Party shall be deemed to have approved, accepted, agreed, or consented to any principle or precedential determination, or be prejudiced or bound thereby in any other current or future proceeding before the Commission except as provided for herein.  The Parties may utilize this Agreement, or any portion thereof, in any Kansas

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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proceeding wherein the subject matter of the proceeding involves any subject matter contained in the Agreement.
Failure to enter the Order approving this Agreement, or failure for any reason of the Order to become final in this 1064 Docket or failure for any reason of the Order in the 1063 Docket to become final, voids this Agreement.  Should the Commission not approve this Agreement in its entirety, the Parties reserve all of their respective litigation rights, including, but not limited to: cross examining all witnesses in a subsequent hearing on the merits of this matter, presenting arguments and briefs in support of their respective positions, requesting reconsideration of any Commission Orders and appealing any Commission Order to the Courts.
The Parties shall have the right to present witnesses to the Commission in support of this Agreement and provide to the Commission whatever further explanation the Commission requests.  Any rationales for settlement advanced by the Parties are independent of each other and not acquiesced in or otherwise adopted by the Parties.
The Parties agree that the Joint Application and Schedules filed in this matter, along with the supplemental testimony and schedules, the rebuttal testimony and schedules, and the prefiled testimony filed by all of the Parties shall be entered into the record and the Parties agree to waive cross-examination of the witnesses.
If the Commission accepts this Agreement in its entirety and incorporates the same into its final Order in this docket, the signatory Parties intend to be bound by its terms and the Commission's Order incorporating its terms as to all issues addressed herein, and will not appeal the Commission's Order on those issues.

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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Article VII
Discontinuance of Requirements Established For Aquila
In Docket No. 02-UTCG-701-GIG

The Parties acknowledge that at such time as the proposed transaction is consummated, the requirements imposed upon Aquila by Commission Orders issued in Docket No. 02-UTCG-701-GIG shall terminate and said docket closed.
WHEREFORE, for the reasons set forth herein, the Parties request this Joint Motion be granted and the Agreement included herein be approved.
Dated February 27, 2008.

/s/ Patrick T. Smith
Jason T. Gray, #22619
Patrick T. Smith, #18275
Litigation Counsels
Kansas Corporation Commission
1500 S. W. Arrowhead Road
Topeka, Kansas 66604
Telephone: (785) 271-3100
Facsimile: (785) 271-3167

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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/s/ C. Steven Rarrick
David R. Springe, #15691
C. Steven Rarrick, #13127
Consumer Counsel
Citizens' Utility Ratepayer Board
1500 S.W. Arrowhead Road
Topeka, Kansas 66604
Telephone: (785) 271-3200
Facsimile: (785) 271-3116

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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/s/ Renee Parsons
Renee Parsons, #20072
Senior Attorney
Aquila, Inc.
20 West Ninth Street
Kansas City, Missouri 64105
Telephone: (816) 467-3297
Facsimile: (816) 467-9297

W. Robert Alderson, #6629
ALDERSON, ALDERSON, WEILER,
CONKLIN, BURGHART & CROW, LLC
2101 S. W. 21st Street
Topeka, Kansas 66601-0237
Telephone: (785) 232-0753
Facsimile: (785) 232-1866

Attorneys for Aquila

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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/s/ James G. Flaherty
James G. Flaherty, #11177
ANDERSON & BYRD, LLP
216 S. Hickory, P. O. Box 17
Ottawa, Kansas 66067
Telephone: (785) 242-1234
Facsimile: (785) 242-1279

Attorneys for Black Hills Corporation and Black Hills/Kansas Gas Utility Company, LLC

Joint Motion and Settlement Agreement
Docket No. 07-KCPE-1064-ACQ

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William G. Riggins, #12080
Vice President and General Counsel
Kansas City Power & Light
1201 Walnut
Kansas City, Missouri 64141
Telephone: (816)556-2785
Facsimile: (816)556-2787

/s/ Glenda Cafer
Glenda Cafer, #13342
CAFER LAW OFFICE, LLC
2921 SW Wanamaker Drive, Ste 101
Topeka, Kansas 66614
Telephone: (785) 271-9991
Facsimile: (785) 271-9993

Attorneys for Great Plains Energy, Incorporated
and Kansas City Power & Light Company